SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 6, 2008

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                             BROOKLINE BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

     Delaware                        0-23695                      04-3402944
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  (State or other             (Commission File No.)            (I.R.S. Employer
  jurisdiction of                                             dentification No.)
   incorporation)

     160 Washington Street, Brookline, Massachusetts               02447-0469
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        (Address of principal executive offices)                   (Zip Code)


                                 (617) 730-3500
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 502e. Compensatory Arrangements of Certain Officers

On March 6, 2008, the Compensation Committee of the Board of Directors approved an amended Change in Control Agreement (the "Amended Agreement") affecting 13 officers of the Company's wholly-owned subsidiary, Brookline Bank (the "Bank"), including two named executive officers, Paul R. Bechet, the chief financial officer of the Company and the Bank, and David J. Pallin, the senior vice president responsible for the indirect automobile loan activities of the Bank. The purpose of the Amended Agreements (as well as the Agreements previously in effect) is to provide the officers certain benefits in the event of a change in control of the Bank or the Company. Each of the Amended Agreements are effective as of December 31, 2007 and are for a term of one year except for an agreement with one officer that is for a two year term.

The primary change in the Amended Agreement relates to how the amount to be paid upon a change in control is determined. In the Change in Control Agreements in effect prior to the amendments, the amount to be paid was a sum equal to one times the average of the three preceding years' annual base salary and cash incentive paid to the officer during such years. In the Amended Agreement, the amount to be paid is a sum equal to the officer's current annual base salary and the cash incentive paid to the executive attributable to the prior year. (In the case of the officer with a two year term, there was no change in how the amount to be paid is determined; it is a sum equal to two times the average of the officer's annual base salary for the current and preceding year and the cash incentives paid to the officer attributable to the two preceding years.)

Assuming a change in control occurred as of December 31, 2007, Mr. Bechet would have been entitled to receive $284,375 under the Amended Agreement instead of the $264,507 he would have been entitled to receive under the Agreement previously in effect. Mr. Pallin would have been entitled to receive $178,207 instead of the $187,241 he otherwise would have been entitled to receive under the Agreement previously in effect. For all the other 11 officers with Amended Agreements, the total amounts paid would have increased from $1,854,739 determined under the previously existing Agreements to $1,885,705 under the Amended Agreements.

Other changes in the Amended Agreement were made to comply with Section 409A final regulations issued by the Internal Revenue Service.

The Form of Change in Control Agreement approved by the Compensation Committee of the Board of Directors and entered into with 13 officers of the Bank is presented as part of this report on Exhibit 10.2.


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                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                BROOKLINE BANCORP, INC.


 Date:  March 11, 2008          By: /s/ Paul R. Bechet
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                                    Paul R. Bechet
                                    Senior Vice President and
                                    Chief Financial Officer


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                                  EXHIBIT INDEX


The following exhibit is furnished as part of this report:


       Exhibit No.           Description
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          10.2               Form of Change in Control Agreement, as amended